UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 24, 2016

GLOBAL SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-12681	13-3926714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hanover Square, 12th Floor
New York, NY 10005
(Address of principal executive offices) (Zip Code)

(212) 785-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Loan Agreement

On June 24, 2016, certain wholly owned subsidiaries ("Subsidiaries") of Global Self Storage, Inc. (the "Company") entered into a loan agreement and certain other related agreements (collectively, the "Loan Agreement") between the  Subsidiaries and Insurance Strategy Funding IV, LLC (the "Lender"). Under the Loan Agreement, the Subsidiaries are borrowing from Lender in the principal amount of $20 million pursuant to a promissory note (the "Promissory Note"). The Promissory Note bears an interest rate equal to 4.192% per annum and is due to mature on July 1, 2036.  Pursuant to a security agreement (the "Security Agreement"), the obligations under the Loan Agreement are secured by certain real estate assets owned by the Subsidiaries. J.P. Morgan Investment Management, Inc. acted as Special Purpose Vehicle Agent of the Lender.

The Company entered into a non-recourse guaranty on June 24, 2016 (the "Guaranty," and together with the Loan Agreement, the Promissory Note and the Security Agreement, the "Loan Documents") to guarantee the payment to Lender of certain obligations of the Subsidiaries under the Loan Agreement.

The Loan Documents require the Subsidiaries and the Company to comply with certain covenants, including, among others, a minimum net worth test and other customary covenants.  The Lender may accelerate amounts outstanding under the Loan Documents upon the occurrence of an Event of Default (as defined in the Loan Agreement) including, but not limited to, the failure to pay amounts due or commencement of bankruptcy proceedings.

The Company and the Subsidiaries are paying customary fees and expenses in connection with their entry into the Loan Documents.

There is no material relationship between the Company, its Subsidiaries or its affiliates and the Lender, other than in respect of the Loan Documents.

The foregoing description is qualified in its entirety by the full terms and conditions of the Loan Documents, filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Agreement for Sale and Purchase

On June 27, 2016, the Company, through a wholly owned subsidiary, entered into an agreement with West Robb Ave., LLC, Wall & Ceiling Systems, Inc. and Victoria L. Strickland (collectively, the "Seller") to acquire a self storage facility located in Lima, Ohio (the "Property") for the sum of $5,300,000 (the "Agreement").  The Company's obligation to close under the Agreement is expressly conditioned upon (i) the Property being satisfactory to the Company in all respects upon completion of the Company's due diligence review and inspection of the Property and (ii) the occurrence or fulfillment of other conditions precedent to closing under the Agreement.  If certain of the conditions precedent to closing under the Agreement are not satisfied, the Company, in addition to its other remedies set forth in the Agreement, shall be entitled to (A) terminate the Agreement and the Agreement shall be deemed null and void, (B) pursue specific performance of the Agreement and/or (C) pursue any other remedies at law or in equity.  There is no material relationship between the Company, its Subsidiary or its affiliates and the Seller, other than in respect of the Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K pertaining to the Loan Documents is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits. The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Guaranty dated June 24, 2016 by Global Self Storage, Inc. in favor of Insurance Strategy Funding IV, LLC
10.2	Loan Agreement dated June 24, 2016 between certain subsidiaries of Global Self Storage, Inc. and Insurance Strategy Funding IV, LLC
10.3	Promissory Note dated June 24, 2016 between certain subsidiaries of Global Self Storage, Inc. and Insurance Strategy Funding IV, LLC
10.4	Form of Mortgage, Assignment of Leases and Rents and Security Agreement

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SELF STORAGE, INC.

By:	/s/ Mark C. Winmill
Name:	Mark C. Winmill
Title:	President

Date: June 30, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Guaranty dated June 24, 2016 by Global Self Storage, Inc. in favor of Insurance Strategy Funding IV, LLC
10.2	Loan Agreement dated June 24, 2016 between certain subsidiaries of Global Self Storage, Inc. and Insurance Strategy Funding IV, LLC
10.3	Promissory Note dated June 24, 2016 between certain subsidiaries of Global Self Storage, Inc. and Insurance Strategy Funding IV, LLC
10.4	Form of Mortgage, Assignment of Leases and Rents and Security Agreement